Exhibit 99.1

Definitive Healthcare Reports Financial Results for First Quarter Fiscal Year 2024

First quarter revenue grew 7% year-over-year to $63.5 million

Framingham, MA (May 7, 2024) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights:

•
Revenue was $63.5 million, an increase of 7% from $59.2 million in Q1 2023.

•
Net Loss was $(12.7) million, or (20%) of revenue, compared to $(16.0) million, or (27%) of revenue in Q1 2023.

•
Adjusted Net Income was $13.0 million, compared to $9.1 million in Q1 2023.

•
Adjusted EBITDA was $20.0 million, or 32% of revenue, compared to $15.7 million, or 26% of revenue in Q1 2023.

•
Cash Flow from Operations was $16.6 million in the quarter.

•
Unlevered Free Cash Flow was $28.3 million in the quarter.

“While our first quarter performance was mixed, our adjusted EBITDA margin was strong as we continued to focus on the operational efficiencies,” said Jason Krantz, Founder, Executive Chairman, and Interim CEO of Definitive Healthcare. “At the same time, we continued to make investments in innovative products that will help us drive long term growth and profitability for our shareholders.”

Recent Business and Operating Highlights:

Customer Wins

In the first quarter, Definitive Healthcare grew its enterprise customer base by 30, or 6% year-over-year, ending the quarter with 559 enterprise customers, defined as those customers with more than $100,000 in annual recurring revenue. Customer wins included:

•
A provider of chronic care management products and services selected Definitive Healthcare as their central source of truth for all healthcare provider data for their marketing and sales teams. They’re integrating our affiliation hierarchies into their CRM system to gain a clearer understanding of their total addressable market, and plan to leverage our custom reports to create prospect target “heat maps” for their sales teams.
•
A leading manufacturer of advanced heart pump technology—a client of both our View and Carevoyance platforms—recently expanded its use of Carevoyance. They use Carevoyance for their therapeutic awareness and physician programs.
•
One of the largest health systems in the Southeast US, recently expanded its relationship with us to include our Populi Network and Market Intelligence solutions, to analyze patient outmigration within their existing practices, evaluate potential practice acquisitions, and understand the competitive landscape in new markets.

Stock Repurchase Program

The Company’s Board of Directors approved the repurchase of up to an aggregate of $20.0 million of its Class A Common Stock. The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchase program is expected to continue through the end of 2024 unless extended or shortened by the Board of Directors.

Business Outlook

Based on information as of May 7, 2024, the Company is issuing the following financial guidance.

Second Quarter 2024:

•
Revenue is expected to be in the range of $62.0 – $63.5 million, a 2-4% increase year over year.
•
Adjusted Operating Income is expected to be in the range of $17.0 – $18.5 million.
•
Adjusted EBITDA is expected to be in the range of $18.5 – $20.0 million, and 30-32% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $13.5 – $14.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.08 – $0.09 per share on approximately 157.2 million weighted-average shares outstanding.

Full Year 2024:

•
Revenue is expected to be in the range of $255 – $261 million, a 1-4% increase from the prior year.
•
Adjusted Operating Income is expected to be in the range of $75.0 – $78.0 million.
•
Adjusted EBITDA is expected to be in the range of $81.5 – $84.5 million, for a full-year adjusted EBITDA margin of 32-33%.
•
Adjusted Net Income is expected to be $56.5 – $59.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.36 – $0.38 per share on approximately 157.5 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today, May 7, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through June 6, 2024 at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our competitive position, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations; our inability to achieve the anticipated cost savings, operating efficiencies or other benefits of our internal restructuring activities; global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, high interest rates, volatility in the capital markets and related market uncertainty; the impact of challenging macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain GAAP or non-GAAP profitability in the future as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; the risk that additional material weaknesses or significant deficiencies that will occur in the future; and the risks of being required to collect sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended ended March 31, 2024 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not required by or prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as gross profit excluding acquisition-related depreciation and amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-core expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, recurring income tax benefit, foreign currency (loss) gain, and tax effects of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$105,994	$130,976
Short-term investments	189,174	177,092
Accounts receivable, net	56,655	59,249
Prepaid expenses and other assets	13,296	13,120
Deferred contract costs	13,598	13,490
Total current assets	378,717	393,927
Property and equipment, net	4,100	4,471
Operating lease right-of-use assets, net	9,022	9,594
Other assets	1,978	2,388
Deferred contract costs	16,219	17,320
Intangible assets, net	317,972	323,121
Goodwill	1,082,137	1,075,080
Total assets	$1,810,145	$1,825,901
Liabilities and Equity
Current liabilities:
Accounts payable	4,895	5,787
Accrued expenses and other liabilities	35,950	51,529
Deferred revenue	108,078	97,377
Term loan	13,750	13,750
Operating lease liabilities	2,307	2,239
Total current liabilities	164,980	170,682
Long term liabilities:
Deferred revenue	9	9
Term loan	239,267	242,567
Operating lease liabilities	8,690	9,372
Tax receivable agreements liability	125,150	127,000
Deferred tax liabilities	66,615	67,163
Other liabilities	10,403	9,934
Total liabilities	615,114	626,727

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 117,790,025 and 116,562,252 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	118	117
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 39,664,004 and 39,238,832 shares issued and outstanding, respectively, at March 31, 2024, and 39,762,700 and 39,168,047 shares issued and outstanding, respectively, at December 31, 2023	—	—
Additional paid-in capital	1,095,482	1,086,581
Accumulated other comprehensive income	1,658	2,109
Accumulated deficit	(236,968)	(227,450)
Noncontrolling interests	334,741	337,817
Total equity	1,195,031	1,199,174
Total liabilities and equity	$1,810,145	$1,825,901

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$63,480	$59,201
Cost of revenue:
Cost of revenue exclusive of amortization (1)	9,736	8,552
Amortization	3,362	3,354
Gross profit	50,382	47,295
Operating expenses:
Sales and marketing (1)	21,760	23,423
Product development (1)	10,132	9,884
General and administrative (1)	16,883	14,079
Depreciation and amortization	9,322	9,590
Transaction, integration, and restructuring expenses	8,534	2,590
Total operating expenses	66,631	59,566
Loss from operations	(16,249)	(12,271)
Other income (expense), net
Interest income (expense), net	111	(780)
Other income (expense), net	2,640	(3,631)
Total other income (expense), net	2,751	(4,411)
Net loss before income taxes	(13,498)	(16,682)
Benefit from income taxes	780	710
Net loss	(12,718)	(15,972)
Less: Net loss attributable to noncontrolling interests	(3,200)	(3,909)
Net loss attributable to Definitive Healthcare Corp.	$(9,518)	$(12,063)
Net loss per share of Class A Common Stock:
Basic and diluted	$(0.08)	$(0.11)
Weighted average Class A Common Stock outstanding:
Basic and diluted	117,433,520	108,234,043

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended March 31,
	2024	2023
Cost of revenue	$271	$258
Sales and marketing	2,271	2,649
Product development	2,761	3,011
General and administrative	10,279	5,210
Total equity-based compensation expense	$15,582	$11,128

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows provided by (used in) operating activities:
Net loss	$(12,718)	$(15,972)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	554	513
Amortization of intangible assets	12,130	12,431
Amortization of deferred contract costs	3,692	2,860
Equity-based compensation	15,582	11,128
Amortization of debt issuance costs	176	176
Provision for doubtful accounts receivable	211	22
Non-cash impairment charges related to office leases	—	157
Tax receivable agreement remeasurement	(2,267)	3,552
Changes in fair value of contingent consideration	270	—
Deferred income taxes	(847)	(773)
Changes in operating assets and liabilities:
Accounts receivable	2,999	6,966
Prepaid expenses and other assets	(1,399)	(3,796)
Deferred contract costs	(2,699)	(4,021)
Contingent consideration	(602)	—
Accounts payable, accrued expenses, and other liabilities	(8,231)	(3,855)
Deferred revenue	9,738	5,569
Net cash provided by operating activities	16,589	14,957
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(266)	(1,338)
Purchases of short-term investments	(83,826)	(90,252)
Maturities of short-term investments	73,588	58,120
Cash paid for acquisitions, net of cash acquired	(13,530)	—
Net cash used in investing activities	(24,034)	(33,470)
Cash flows used in financing activities:
Repayments of term loans	(3,438)	(1,719)
Taxes paid related to net share settlement of equity awards	(5,806)	(1,530)
Payment of contingent consideration	(1,000)	—
Payments under tax receivable agreement	(6,950)	(246)
Payments of equity offering issuance costs	—	(30)
Net cash used in financing activities	(17,194)	(3,525)
Net decrease in cash and cash equivalents	(24,639)	(22,038)
Effect of exchange rate changes on cash and cash equivalents	(343)	65
Cash and cash equivalents, beginning of period	130,976	146,934
Cash and cash equivalents, end of period	$105,994	$124,961
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$3,642	$3,475
Income taxes	$—	$79
Acquisitions:
Net assets acquired, net of cash acquired	$13,675	$—
Working capital adjustment receivable	(145)	—
Net cash paid for acquisitions	$13,530	$—
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accrued expenses and other liabilities	$—	$333

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided from operating activities	$16,589	$14,957
Purchases of property, equipment, and other assets	(266)	(1,338)
Interest paid in cash	3,642	3,475
Transaction, integration, and restructuring expenses paid in cash (a)	8,264	2,433
Earnout payment (b)	602	—
Other non-core items (c)	(528)	1,276
Unlevered Free Cash Flow	$28,303	$20,803

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$(12,718)	$(15,972)
Add: Income tax benefit	(780)	(710)
Add: Interest (income) expense, net	(111)	780
Add: Other (income) expense, net	(2,640)	3,631
Loss from operations	(16,249)	(12,271)
Add: Amortization of intangible assets acquired through business combinations	11,211	11,367
Add: Equity-based compensation	15,582	11,128
Add: Transaction, integration, and restructuring expenses	8,534	2,590
Add: Other non-core items	(528)	1,276
Adjusted Operating Income	18,550	14,090
Less: Interest income (expense), net	111	(780)
Less: Recurring income tax benefit	780	710
Less: Foreign currency gain (loss)	373	(79)
Less: Tax impacts of adjustments to net loss	(6,772)	(4,858)
Adjusted Net Income	$13,042	$9,083
Shares for Adjusted Net Income Per Diluted Share (a)	156,634,698	154,300,768
Adjusted Net Income Per Share	$0.08	$0.06

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 164,977,953 and 162,001,223 as of March 31, 2024 and 2023, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2024		2023
(in thousands)	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$50,382	79%	$47,295	80%
Amortization of intangible assets acquired through business combinations	2,443	4%	2,290	4%
Equity compensation costs	271	—	258	—
Adjusted gross profit and margin	$53,096	84%	$49,843	84%

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2024		2023
	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(12,718)	(20)%	$(15,972)	(27)%
Interest (income) expense, net	(111)	(0)%	780	1%
Benefit from income taxes	(780)	(1)%	(710)	(1)%
Depreciation & amortization	12,684	20%	12,944	22%
EBITDA and margin	(925)	(1)%	(2,958)	(5)%
Other (income) expense, net (a)	(2,640)	(4)%	3,631	6%
Equity-based compensation (b)	15,582	25%	11,128	19%
Transaction, integration, and restructuring expenses (c)	8,534	13%	2,590	4%
Other non-core items (d)	(528)	(1)%	1,276	2%
Adjusted EBITDA and margin	$20,023	32%	$15,667	26%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions. Restructuring expenses relate to the 2024 Restructuring Plan and those we committed to during the first and third quarters of 2023.

	Three Months Ended March 31,
(in thousands)	2024	2023
Merger and acquisition due diligence and transaction costs	$609	$292
Integration costs	434	19
Fair value adjustment for contingent consideration	270	—
Restructuring charges for severance and other separation costs	7,221	2,122
Office closure and relocation restructuring charges and impairments	—	157
Total transaction, integration and restructuring expenses	$8,534	$2,590

(d) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual charges inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in 2024 and in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include non-recurring consulting fees associated with our 2024 Restructuring Plan, as well as professional fees related to financing, capital structure changes, and other non-recurring costs.

	Three Months Ended March 31,
(in thousands)	2024	2023
Non-core legal and regulatory	$(865)	$1,049
Consulting fees for non-recurring strategic restructuring	330	—
Other non-core expenses	7	227
Total other non-core items	$(528)	$1,276